Exhibit 99.11

GENERAL

THIS DOCUMENT IS AN ENGLISH TRANSLATION OF A RUSSIAN DOCUMENT. IT IS PROVIDED FOR INFORMATION ONLY, HAS NO LEGAL EFFECT AND SHOULD NOT BE RELIED UPON. SHAREHOLDERS IN JSC “RUSHYDRO” SHOULD RELY ONLY ON THE ORIGINAL RUSSIAN DOCUMENT OF WHICH THIS IS A TRANSLATION (TOGETHER WITH OTHER RELEVANT RUSSIAN DOCUMENTATION ISSUED BY JSC “RUSHYDRO”) IN RELATION TO ANY DECISION RELATING TO THE SUBJECT MATTER OF THIS DOCUMENT.

THIS TRANSLATION APPEARS AS A MATTER OF INFORMATION ONLY AND DOES NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER OR INVITATION TO MAKE AN OFFER FOR THE PURCHASE OF ANY SHARES, BONDS OR OTHER SECURITIES.

THIS DOCUMENT IS NOT A PROSPECTUS, INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2003/71/EC (THIS DIRECTIVE, AND AMENDMENTS THERETO, INCLUDING THE 2010 PROSPECTUS DIRECTIVE AMENDING DIRECTIVE 2010/73/EU TO THE EXTENT IMPLEMENTED IN EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA, TOGETHER WITH ANY IMPLEMENTING MEASURES IN EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE EU DIRECTIVE 2003/71/EC, THE “PROSPECTUS DIRECTIVE”).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN JSC “RUSHYDRO” AND DEPOSITARY RECEIPTS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE. ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE “QUALIFIED INVESTORS” WITHIN THE MEANING OF ARTICLE 2(1)(E) OF THE PROSPECTUS DIRECTIVE. IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT, QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

THIS DOCUMENT INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS DOCUMENT. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS. THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS. BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON

NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

NOTICE TO US INVESTORS

JSC “RUSHYDRO’S” OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES AND DEPOSITARY RECEIPTS (THE “RIGHTS OFFERING”) IS MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS DOCUMENT, IF ANY, HAS BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. JSC “RUSHYDRO” IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES AND DEPOSITARY RECEIPTS TO BE OFFERED IN CONNECTION WITH THE RIGHTS OFFERING, JSC “RUSHYDRO” WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JSC “RUSHYDRO” SHARES OR DEPOSITARY RECEIPTS RELATED TO THE ISSUANCE.

Results of the Board of Directors

Statement on insider information

1. General Information
1.1. The Issuer’s full corporate name	Open Joint-Stock Company Federal Hydro-Generating Company – RusHydro
1.2. The Issuer’s abbreviated corporate name	JSC RusHydro
1.3. Issuer’s location	660075, Krasnoyarsk Territory, Krasnoyarsk, Respubliki Str., 51
1.4. Issuer’s OGRN (Primary state registration number)	1042401810494
1.5. Issuer’s INN (Taxpayer identification number)	2460066195
1.6. Issuer’s unique code assigned by the registration body	55038-E
1.7. Address of the internet page used by the issuer to disclose information	http://www.rushydro.ru http://www.e-disclosure.ru/portal/company.aspx?id=8580

2. Statement content

2.1. Board of directors quorum and voting results:

Quorum of Board of Directors is present.

Voting results:

Question No1: «FOR» - 7, «AGAINST» - 0, «ABSTEIN» - 0;

2.2. Content of Board of Director’s decision:

Question No 1: Determination of price (monetary value) of the property in return for additional ordinary shares of RusHydro placed by means of open subscription.

Decision:

Determine price (monetary value) of the property in return for additional ordinary shares of RusHydro placed by means of open subscription, including in the course of exercise of pre-emptive right to purchase the shares, placed by means of open subscription:

-        of 1 registered ordinary share of JSC Ust-Srednekanskaya HPP (OGRN 1074910002310) in amount 1 ruble 96 kopecks per share;

-        of 1 registered ordinary share of JSC RAO East Energy Systems (OGRN 1087760000052) in amount 0 ruble 35 kopecks per share;

-        of 1 registered ordinary share of JSC SEK (OGRN 1096501006030) in amount 736 rubles per share;

-        of 1 registered ordinary share of JSC Irkutsk electricity company (OGRN 1093850013762) in amount 4 rubles 29 kopecks per share;

-        of 1 registered ordinary share of JSC Irkutskenergo (OGRN 1023801003313) in amount 19 rubles 50 kopecks per share.

2.3. Date of the Board of Directors of the Issuer: 29 January 2013.

2.4. Date and number of the Minutes of the Board of Directors of the Issuer: 29 January 2013 No 171.

3. Signature
3.1. Member of the Management Board of JSC RusHydro (on the basis of the Letter of Attorney No. 4211 dated. 20.01.2012)		E. E. Gorev
(signature)

3.2. Date « 29 » January 2013.	Stamp here

The report on the event which may have a significant

impact on the price of Issuer’s securities

Statement on insider information

1. General Information
1.1. The Issuer’s full corporate name	Open Joint-Stock Company Federal Hydro-Generating Company – RusHydro
1.2. The Issuer’s abbreviated corporate name	JSC RusHydro
1.3. Issuer’s location	660075, Krasnoyarsk Territory, Krasnoyarsk, Respubliki Str., 51
1.4. Issuer’s OGRN (Primary state registration number)	1042401810494
1.5. Issuer’s INN (Taxpayer identification number)	2460066195
1.6. Issuer’s unique code assigned by the registration body	55038-E
1.7. Address of the internet page used by the issuer to disclose information	http://www.rushydro.ru http://www.e-disclosure.ru/portal/company.aspx?id=8580

2. Statement content

2.1. Short description of the event:

Pursuant to the Clause 8.5. of the Resolution on the Additional Issue of Securities the Board of directors has determined market value of the property in return for additional ordinary shares of RusHydro placed by means of open subscription, including in the course of exercise of pre-emptive right to purchase the shares (state registration number of additional issue and date of its registration: 1-01-55038-E-041D dated 3 December 2012):

-        of 1 registered ordinary share of JSC Ust-Srednekanskaya HPP (OGRN 1074910002310) in amount 1 ruble 96 kopecks per share;

-        of 1 registered ordinary share of JSC RAO East Energy Systems (OGRN 1087760000052) in amount 0 ruble 35 kopecks per share;

-        of 1 registered ordinary share of JSC SEK (OGRN 1096501006030) in amount 736 rubles per share;

-        of 1 registered ordinary share of JSC Irkutsk electricity company (OGRN 1093850013762) in amount 4 rubles 29 kopecks per share;

-        of 1 registered ordinary share of JSC Irkutskenergo (OGRN 1023801003313) in amount 19 rubles 50 kopecks per share.

2.2. In case the appropriate event (action) relates or concerns the decision of the authorized management body of the Issuer or 3rd party – the title of such authorized management body, the date and content of such decision, the minutes date and number in case the decision is taken by collegiate management body: the Board of directors has determined market value of the property in return for additional ordinary shares of RusHydro placed by means of open subscription, including in the course of exercise of pre-emptive right to purchase the shares; Minutes 171 dated 29 January 2013.

2.3. In case the appropriate event (action) relates or may have a significant impact on the price of Issuer’s securities – class, category (type) and other identifying characteristics of such securities: registered ordinary uncertified shares, state registration number of additional issue and date of its registration: 1-01-55038-E-041D dated 3 December 2012.

2.4. Date of the event: 29 January 2013.

3. Signature
3.1. Member of the Management Board of JSC RusHydro (on the basis of the Letter of Attorney No. 4211 dated 20.01.2012)		E. E. Gorev
(signature)

3.2. Date January 29 2013	Stamp here